ACCUMULATOR [NEW SERIES]
                                      DATA

PART A -- THIS PART LISTS YOUR PERSONAL DATA.

OWNER:            [JOHN DOE]
ANNUITANT:        [JOHN DOE]             Age: [60]                 Sex:  [Male]

CONTRACT:  GROUP ANNUITY CONTRACT NO. AC [6725]
CERTIFICATE NUMBER:              [00000]

         ENDORSEMENTS ATTACHED:

         [MARKET SEGMENT ENDORSEMENTS]
                  [Endorsement Applicable to Non-Qualified Certificates Endorsement Applicable to IRA Certificates
                  Endorsement Applicable to Roth IRA Certificates
                  Endorsement Applicable to TSA Certificates
                  Endorsement Applicable to Qualified Plan - Defined
                     Contribution Certificates
                  Endorsement Applicable to Qualified Plan - Defined Benefit
                     Certificates
                  Endorsement Applicable to Charitable Remainder Trust
                     Certificates
                  Endorsement Applicable to Joint Ownership Certificates Endorsement Applicable to Credits Applied to Annuity Account
                     Value]

         [INVESTMENT OPTIONS ENDORSEMENTS]
                  [Endorsement Applicable to Fixed Maturity Options
                  Endorsement Applicable to Guaranteed Interest Account Special
                    Dollar Cost Averaging
                  Endorsement Applicable to Money Market Fund Special Dollar
                    Cost Averaging]

         GUARANTEE BENEFIT RIDER(S) ATTACHED:

         [OPTIONAL GUARANTEED BENEFIT RIDERS]
                  [Living Benefit (Guaranteed Minimum Income Benefit) Rider]

                  [Guaranteed Death Benefit Rider - Annual Ratchet to Age 85, OR Guaranteed Death Benefit Rider - 6% Roll-Up to Age 85, OR Guaranteed Death Benefit Rider - Greater of Annual Ratchet to
                    Age 85 or 6% Roll-Up to Age 85]

                  [Protection Plus Death Benefit Rider]

         ISSUE DATE:                        [February 1, 2002]

         CONTRACT DATE:                     [February 1, 2002]

         ANNUITY COMMENCEMENT DATE:         [February 1, 2032]

         THE MAXIMUM MATURITY AGE IS AGE [90] -- SEE SECTION 7.03.

         [APPLICABLE FOR ANNUITANT ISSUE AGE UP TO AGE 83]
         The Annuity Commencement Date may not be prior to [thirteen months from the Contract Date] nor later than the Processing Date which follows the Annuitant's [90th] birthday.

No. 94ICA/B (Rev 0402)                                              Data page 1


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                                                        ACCUMULATOR [NEW SERIES]



         [THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR TRADITIONAL IRA CERTIFICATES]

               [However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required under
               Section 401(a)(9) of the Code which apply after the "Required Beginning Date" must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 (see item 2 of the Endorsement Applicable to IRA Certificates).]

         [THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR TSA CERTIFICATES]

               [However, if you choose a date later than age 70 1/2, distribution of at least the minimum payments required under
               Section 401(a)(9) of the Code which apply after the "Required Beginning Date" must commence by April 1 of the calendar year following the calendar year in which you attain age 70 1/2 except as otherwise indicated in Item 8 of the Endorsement Applicable to TSA Certificates.]

         [THE FOLLOWING PARAGRAPH WILL BE INCLUDED FOR QP-DC CERTIFICATES]

               [However, any distribution option under this Certificate must meet any minimum distribution requirements under Section 401(a)(9) of the Code which apply after the "Required Beginning Date" which is April 1st following the calendar year which is generally the later of the year in which the Annuitant (i) attains age 70 1/2 or (ii) retires from service of the employer sponsoring the Plan.]

BENEFICIARY:      [JANE DOE]

No. 94ICA/B (Rev 0402)                                          Data page 2

PART B -- THIS PART DESCRIBES CERTAIN PROVISIONS OF YOUR CERTIFICATE.
------

[APPLICABLE IF "SPECIAL DOLLAR COST AVERAGING" GUARANTEED INTEREST ACCOUNT (GIA) IS AVAILABLE.]
NOTE: A HIGHER RATE IS GENERALLY CREDITED ON THE "SPECIAL DOLLAR COST AVERAGING"
    GIA THAN IS PAID ON THE REGULAR GIA. THE SPECIAL DOLLAR COST AVERAGING GIA RATE WILL VARY WITH THE SPECIAL DOLLAR COST AVERAGING PERIOD ELECTED.]
["Special Dollar Cost Averaging" Guaranteed Interest Rate     [10.00%] through
                                                              [August 1, 2002]]

Guaranteed Interest Account:
   Initial Guaranteed Interest Rate   [6.00% through February 28, 2002; 4.00%
                                      through December 31, 2002]
   Lifetime Guaranteed Interest Rate  3.00%

CONTRIBUTION LIMITS: [Initial Contribution minimum: [$5,000.]
Subsequent Contribution minimum: [$500.] Subsequent Contributions can be made at any time up until the Annuitant attains age [84].

We may refuse to accept any Contribution if the sum of all Contributions under your Certificate would then total more than $1,500,000. We reserve the right to limit aggregate Contributions made after the first Contract Year to 150% of first year Contributions. We may also refuse to accept any Contribution if the sum of all Contributions under all Equitable Life annuity accumulation certificates/contracts that you own would then total more than $2,500,000.]

INITIAL CONTRIBUTION RECEIVED:                                      [$10,000.00]

INVESTMENT OPTIONS AVAILABLE.  YOUR ALLOCATION IS SHOWN.

VARIABLE INVESTMENT OPTIONS                                          ALLOCATION
---------------------------                                          -----------
o  [Alliance Conservative Investors Fund
o  Alliance Growth Investors Fund
o  Alliance Growth and Income Fund
o  Alliance Common Stock Fund
o  Alliance Global Fund
o  Alliance International Fund
o  Alliance Aggressive Stock Fund
o  Alliance Small Cap Growth Fund
o  Alliance Money Market Fund                                        [$2,500.00]
o  Alliance Intermediate Government Securities Fund
o  Alliance High Yield Fund
o  BT Equity 500 Index Fund
o  BT Small Company Index Fund
o  BT International Equity Index Fund
o  Capital Guardian Research Fund
o  Capital Guardian U.S. Equity Fund
o  EQ/Alliance Premier Growth Fund
o  EQ/Evergreen Fund
o  EQ/Evergreen Foundation Fund
o  EQ/Putnam Balanced Fund
o  EQ/Putnam Growth & Income Value Fund
o  MFS Emerging Growth Companies Fund

No. 94ICA/B (Rev 0402)                                              Data page 3

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VARIABLE INVESTMENT OPTIONS (CONTINUED)                               ALLOCATION
---------------------------                                          -----------

o  MFS Growth with Income Fund
o  MFS Research Fund                                                 [$2,500.00]
o  Merrill Lynch Basic Value Equity Fund
o  Merrill Lynch World Strategy Fund                                 [$2,500.00]
o  Morgan Stanley Emerging Markets Equity Fund
o  T. Rowe Price Equity Income Fund
o  T. Rowe Price International Stock Fund
o  Warburg Pincus Small Company Value Fund]                          [$2,500.00]

o  GUARANTEED INTEREST ACCOUNT

o  [GIA/Money Market Fund] "SPECIAL DOLLAR COST AVERAGING" ACCOUNT

o  FIXED MATURITY OPTIONS

    FIXED MATURITY OPTION           GUARANTEED RATE
                                    FOR FIXED MATURITY OPTION
      [One Year                           3.00%
      Two Years                           3.50%
      Three Years                         4.00%
      Four Years                          4.50%
      Five Years                          5.00%
      Six Years                           5.50%
      Seven Years                         6.00%
      Eight Years                         6.50%
      Nine Years                          7.00%
      Ten Years                           7.50%]
                                                       -------------------------
                                                       TOTAL:  [$10,000.00]

Investment Options shown are Investment Funds of our Separate Account No. [49] and Fixed Maturity Options shown are in Separate Account No. [46]. See Endorsement Applicable to Fixed Maturity Options.

BUSINESS DAY (SEE SECTION 1.05): A Business Day for this Certificate will mean generally any day on which the New York Stock Exchange is open for trading.

PROCESSING DATES (SEE SECTION 1.20): A Processing Date is each Contract Date anniversary.

ALLOCATION OF CONTRIBUTIONS (SEE SECTION 3.01): Your initial and any subsequent Contributions are allocated according to your instructions.

[APPLICABLE IF FIXED MATURITY OPTIONS ARE AVAILABLE AND THE CERTIFICATE OWNER ELECTS PRINCIPAL ASSURANCE] [If you selected Principal Assurance a portion of your initial Contribution is allocated by us to a Fixed Maturity Option you have selected. The remaining portion of your initial Contribution is allocated to the Investment Funds and the Guaranteed Interest Account according to your instructions. Any subsequent Contributions will be allocated according to your instructions.]


No. 94ICA/B (Rev 0402)                                              Data page 4
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TRANSFER RULES (SEE SECTION 4.02): [Transfer requests must be in writing and delivered by U.S mail to our Processing Office unless we accept an alternative form of communication (such as internet or automated telephone). The use of alternative forms of communication is subject to our rules then in effect for each such service. We may provide information about our rules and the use of communications services in the contract prospectus, prospectus supplements or other notifications, as mailed to your last known address in our records from time to time. Any alternative form of communication that we make available may be changed or discontinued at any time. Communications services may be restricted or denied if we determine that you are using such services for market timing or other trading strategies that may disrupt operation of an Investment Fund or have a detrimental effect on the unit value of any Investment Fund.

We reserve the right to:

    a) limit transfers among or to the Investment Funds to no more than once every 30 days,
    b) require a minimum time period between each transfer into or out of one or more specified Investment Funds,
    c) establish a maximum dollar amount that may be transferred by an owner on any transaction date among Investment Funds,
    d) reject transfer requests from a person acting on behalf of multiple certificate owners unless pursuant to a trading authorization agreement that we have accepted.
    e) impose conditions or limitations on transfer rights, restrict transfers or refuse any particular transfer if we are concerned that market timing, excessive trading or other trading strategies may disrupt operation of an Investment Fund or may have a detrimental effect on the unit value of any Investment Fund or determine that you have engaged in any such strategy.]

[IF THE GUARANTEED INTEREST ACCOUNT IS OFFERED THE FOLLOWING LANGUAGE WILL
APPEAR]
If you have elected the Guaranteed Interest Account whether or not amounts have actually been placed in any such Option, then the maximum amount that may be transferred from the Guaranteed Interest Account to any other Investment Option in any Contract Year is:

       (a) 25% of the amount you have in the Guaranteed Interest Account on the last day of the prior Contract Year or, if greater,
       (b) the total of all amounts transferred at your request from the Guaranteed Interest Account to any of the other Investment Options in the prior Contract Year.]

Query: the following language appears in EQUI-VEST, should we include for the new series?

[IF THE THIRD PARTY TRANSFER CHARGE IS APPLICABLE]
For a direct transfer to a third party of amounts under your Certificate or an exchange for another contract of another carrier, we will deduct a [$25] charge per occurrence.

We may raise the transfer charge up to a maximum of $65 for each direct transfer to a third party of amounts under your Certificate or for an exchange of another carrier's contract.

ALLOCATION OF WITHDRAWALS (SEE SECTION 5.01): Lump Sum Withdrawals: You must provide withdrawal instructions indicating from which Investment Options the Lump Sum Withdrawal and any withdrawal charge will be taken. The Lump Sum Withdrawal minimum amount is [$300].

        [THE FOLLOWING LANGUAGE IS APPLICABLE TO ALL MARKET SEGMENTS EXCEPT QP] Systematic Withdrawals: May not start sooner than 28 days after issue of this Certificate. You may elect to receive Systematic Withdrawals on a monthly, quarterly or annual basis subject to a maximum of [1.2%] monthly, [3.6%] quarterly and [15.0%] annually of the Annuity Account Value as of the Transaction Date. The Systematic Withdrawal minimum amount is [$250].


No. 94ICA/B (Rev 0402)                                              Data page 5

        [THE FOLLOWING LANGUAGE IS APPLICABLE TO THE FOLLOWING MARKET SEGMENTS:
        TRADITIONAL IRA, TSA, AND QP - DC]
        Minimum Distribution Withdrawals: The Minimum Distribution Withdrawal minimum amount is [$250].

        Unless you specify otherwise, Systematic and Minimum Distribution Withdrawals will be withdrawn on a pro rata basis from your Annuity Account Value in the Investment Funds and the Guaranteed Interest Account.

        [IF THE FIXED MATURITY OPTIONS ARE AVAILABLE, THE FOLLOWING LANGUAGE WILL APPEAR]
        If there is insufficient value or no value in the Investment Funds and the Guaranteed Interest Account, any additional amount required or the total amount of the withdrawal, as applicable, will be withdrawn from the Fixed Maturity Options in order of the earliest Expiration Date(s) first.

MINIMUM AMOUNT OF ANNUITY ACCOUNT VALUE AFTER A WITHDRAWAL (see Section 5.02):
Requests for a withdrawal must be for either (a) 90% or less of the Cash Value or (b) 100% of the Cash Value (surrender of the Certificate).

We will not exercise our rights, described in Sections 5.02(b) and 5.02(c), to terminate the Certificate.

DEATH BENEFIT AMOUNT (SEE SECTION 6.01):

[APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT IS NOT ELECTED AT APPLICATION]
Unless you have elected an optional Guaranteed Minimum Death Benefit rider, on the Contract Date, the Guaranteed Minimum Death Benefit is equal to the initial Contribution [plus any applicable Credit]. Thereafter, the initial Contribution is adjusted for any subsequent Contributions, [Credits] and withdrawals.

[FOR THE NQ MARKET SEGMENT ONLY]
Upon the death of the Owner who is also the Annuitant, any death benefit applied as an annuity benefit will be paid out over the life of the Beneficiary or for a period not extending beyond the Beneficiary's life expectancy and payments must begin within one year after such Owner's death. Upon the death of the Owner who is also the Annuitant, any death benefit which is not applied as an annuity benefit will be paid out within five years of the Owner Annuitant's death. The previous two sentences also apply on the death of the Annuitant where the Owner is not a natural person.

[FOR NQ, IRA AND TSA MARKET SEGMENTS ONLY]
If the Successor Owner/Annuitant election is made upon the Annuitant's death, the Annuity Account Value for the continued Certificate [Contract] will be equal to the greater of (i) the Annuity Account Value as of the date we receive due proof of the Owner Annuitant's death, any required instructions for the method of payment, and all other documentation necessary to effect payment, or (ii) the Guaranteed Minimum Death Benefit (including any optional Death Benefit riders, if applicable) as of the date of the Owner Annuitant's death. Any additional amount of Annuity Account Value will be allocated in accordance with the current allocation instructions on file. In determining whether the Guaranteed Minimum Death Benefit (including any optional Death Benefit riders, if applicable) will continue to grow, we will use the age of the Successor Owner Annuitant as of the date we receive due proof of death of the original Annuitant.

[FOR NQ MARKET SEGMENT ONLY]
Where a Certificate is owned by a Living Trust, and at the time of the Annuitant's death the Annuitant's spouse is the sole Beneficiary of the trust, the trustee as owner of the Certificate may request that the spouse be substituted as Annuitant as of the date of your death. No further change of Annuitant will be permitted. A Living Trust is a trust that meets the following conditions: it is revocable at any time by the grantor, the grantor has exclusive control of the trust, no person other than the grantor has any interest in the trust during the grantor's lifetime, and the grantor's spouse is the sole death Beneficiary.

NORMAL FORM OF ANNUITY (SEE SECTION 7.04): [Life Annuity 10 Year Period Certain]

No. 94ICA/B (Rev 0402)                                              Data page 6

[FOR ANNUITIZATION AGES 80 AND GREATER THE "PERIOD CERTAIN" IS LIMITED BY IRS GUIDELINES]

ANNUITIZATION AGE                        LENGTH OF PERIOD CERTAIN
------------------                       ------------------------
Up to age 79                                         10
80 through 81                                         9
82 through 83                                         8
84 through 86                                         7
87 through 88                                         6
89 through [90/92*                                    5
93 through 95]                                        4
[* MAXIMUM ANNUITIZATION AGE VARIES BY PRODUCT LINE]

AMOUNT OF ANNUITY BENEFIT (SEE SECTION 7.05): The amount applied to provide the Annuity Benefit will be (1) the Annuity Account Value for any life annuity form or (2) the Cash Value for any period certain only annuity form except that if the period certain is more than five years the amount applied will be no less than 95% of the Annuity Account Value.

INTEREST RATE TO BE APPLIED IN ADJUSTING FOR MISSTATEMENT OF AGE OR SEX (SEE
SECTION 7.06):
[6%] per year

MINIMUM AMOUNT TO BE APPLIED TO AN ANNUITY (SEE SECTION 7.06): [$2,000, as well as minimum of $20 for initial monthly annuity payment.]

CHARGES DEDUCTED FROM ANNUITY ACCOUNT VALUE (SEE SECTION 8.02):

     (a) Annual Administrative Charge: We will deduct a charge on each Contract Date anniversary before the deduction of any other charges if your Annuity Account Value is less than [$50,000.] During the first two Contract Years the charge is equal to the lesser of 2% of your Annuity Account Value or [$30]. Thereafter, the charge is [$30] for each Contract Year. If your Annuity Account Value on the Contract Date anniversary is [$50,000] or more, the charge will equal zero.

     (b) Charges for State Premium and Other Applicable Taxes: A charge for applicable taxes, such as state or local premium taxes generally will be deducted from the amount applied to provide an Annuity Benefit under Section 7.02. In certain states, however, we may deduct the charge from Contributions rather than at the Annuity Commencement Date.

     (c)       Optional Guaranteed Benefit Charge:

               [IF THE "LIVING BENEFIT" FEATURE IS ELECTED]
               Living Benefits Charge:  [0.45%]
               We will deduct annually on each Processing Date an amount equal to [0.45%] of the Living Benefit benefit base (as described in the Living Benefit Rider) from the Annuity Account Value in effect on such Processing Date.

               [IF THE "ANNUAL RATCHET TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT" IS ELECTED]
               Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit Charge:
               [0.20%]

               [IF THE "6% ROLL-UP TO AGE 85 GUARANTEED MINIMUM DEATH BENEFIT" IS ELECTED]
               6% Roll-Up to Age 85 Guaranteed Minimum Death Benefit Charge:
               [0.35%]

               [IF THE "GREATER OF 6% ROLL-UP TO AGE 85 OR ANNUAL RATCHET TO AGE 85 DEATH BENEFIT" IS ELECTED]
               Greater of 6% Roll-Up to Age 85 or Annual Ratchet to Age 85 Guaranteed Minimum Death Benefit Charge: [0.45%]


No. 94ICA/B (Rev 0402)                                              Data page 7

               [IF ANY OF THE ABOVE GUARANTEED MINIMUM DEATH BENEFITS IS
               ELECTED]
               We will deduct annually on each Processing Date an amount equal to the above charge of the Guaranteed Minimum Death Benefit benefit base (as described in the Guaranteed Minimum Death Benefit Rider) from the Annuity Account Value in effect on such Processing Date.

               [APPLICABLE IF THE CONTRACT OWNER ELECTS PROTECTION PLUS DEATH BENEFIT RIDER]
               For providing the Protection Plus Death Benefit, we will deduct annually on each Processing Date an amount equal to [0.35%] of the Annuity Account Value in effect on such Processing Date.

The above charges will be deducted from the Annuity Account Value in the Investment Funds and the Guaranteed Interest Account on a pro rata basis.

[IF THE FIXED MATURITY OPTIONS ARE AVAILABLE, THE FOLLOWING LANGUAGE WILL
APPEAR]
[If there is insufficient value in the Investment Funds and the Guaranteed Interest Account, all or a portion of the charges will be deducted from the Annuity Account Value with respect to the Fixed Maturity Options in order of the earliest Expiration Date(s) first.]

NUMBER OF FREE TRANSFERS (SEE SECTION 8.03):  [Unlimited]




No. 94ICA/B (Rev 0402)                                              Data page 8